UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2020 (December 7, 2020)

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

300 South Grand Avenue, 9th Floor

Los Angeles, California 90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lydia H. Kennard – Appointment to Board

On September 14, 2020, AECOM (the “Company”) filed a Current Report on Form 8-K with Securities and Exchange Commission disclosing that Lydia H. Kennard had been appointed to the Board of Directors (the “Board”) of the Company, with a future effective date to be determined by the Board and Ms. Kennard. The Board and Ms. Kennard have determined that the effective date of her appointment to the Board shall be December 14, 2020, on which date the size of the Board will increase from ten to eleven directors.

Robert J. Routs – Departure from Board

On December 7, 2020, Robert J. Routs, a member of the Board, notified the Company that he would not stand for re-election to the Board at the Company’s 2021 Annual Meeting of Stockholders. The Company thanks Mr. Routs for his service to the Board.

Item 8.01 Other Events.

On December 8, 2020, AECOM issued a press release announcing the matters described in Item 5.02 and the nomination of directors for election at the Company’s 2021 Annual Meeting of Stockholders. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 8, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Dated: December 8, 2020	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer